Exhibit 99.1

News

June 19, 2018	Analyst Contact:	Megan Patterson
918-561-5325
	Media Contact:	Stephanie Higgins
918-591-5026

ONEOK Announces $1.25 Billion Notes Offering

TULSA, Okla. – June 19, 2018 – ONEOK, Inc. (NYSE: OKE) today announced that it has priced an offering to sell $1.25 billion of senior notes, consisting of $800 million of 10-year senior notes at a coupon of 4.55 percent and $450 million of 30-year senior notes at a coupon of 5.20 percent.

The net proceeds from the offering, after deducting underwriting discounts and commissions, are expected to be $1.24 billion. ONEOK expects to use the net proceeds for general corporate purposes, which may include repayment of existing indebtedness and funding of capital expenditures. ONEOK expects the notes offering to close on or about July 2, 2018, subject to the satisfaction of customary closing conditions.

Citigroup, BofA Merrill Lynch, Mizuho Securities, Wells Fargo Securities, Deutsche Bank Securities, Goldman Sachs & Co. LLC, J.P. Morgan, Morgan Stanley, MUFG and TD Securities are acting as joint book-running managers for the offering. PNC Capital Markets LLC, RBC Capital Markets, Scotiabank, US Bancorp, BB&T Capital Markets, BOK Financial Securities, Inc., Regions Securities LLC, SMBC Nikko, The Williams Capital Group, L.P. and Tuohy Brothers are the co-managers for the offering.

This news release is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

A registration statement relating to the notes was previously filed with, and became effective under the rules of, the Securities and Exchange Commission. ONEOK offered the notes to the public by means of a prospectus and prospectus supplement, which are part of the registration statement.

A copy of the prospectus and prospectus supplement may be obtained by contacting the joint book-running managers as follows:

Citigroup Global Markets Inc.

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, NY 11717

Toll-free: 1-800-831-9146

Email: prospectus@citi.com

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ONEOK Announces $1.25 Billion Notes Offering

June 19, 2018

Merrill Lynch, Pierce, Fenner & Smith

                    Incorporated

NC1-004-03-43, 200 North College Street, 3rd Floor

Charlotte, NC 28255-0001

Attn: Prospectus Department

Telephone: 800-294-1322

Email: dg.prospectus_requests@baml.com

Mizuho Securities USA LLC

320 Park Avenue

New York, NY 10022

Attn: Debt Capital Markets

Toll-free: 866-271-7403

Wells Fargo Securities, LLC

Attn: WFS Customer Service

608 2nd Avenue South

Minneapolis, MN 55402

Telephone: 1-800-645-3751

ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a leading midstream service provider and owner of one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent, Permian and Rocky Mountain regions with key market centers and an extensive network of natural gas gathering, processing, storage and transportation assets.

ONEOK is a FORTUNE 500 company and is included in the S&P 500.

For information about ONEOK, visit the website: www.oneok.com.

For the latest news about ONEOK, find us on LinkedIn, Facebook and Twitter.

Some of the statements contained in this news release are forward-looking statements as defined under federal securities laws. The forward-looking statements relate to the closing, net proceeds, and expected use of proceeds of the offering, our anticipated financial performance (including projected net income, capital expenditures, cash flow and projected levels of dividends), liquidity, management’s plans and objectives for our future growth projects and other future operations (including plans to construct additional natural gas and natural gas liquids facilities and related cost estimates), our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under federal securities legislation and other applicable laws. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained in this news release identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled” and other words and terms of similar meaning.

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ONEOK Announces $1.25 Billion Notes Offering

June 19, 2018

One should not place undue reliance on forward-looking statements. Known and unknown risks, uncertainties and other factors, including, without limitation, prevailing market conditions and difficulties in executing the offering, may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, markets, products, services and prices.

Other factors could also have material adverse effects on our future results. These and other risks are described in greater detail in Part 1, Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K and in our other filings that we make with the Securities and Exchange Commission (SEC), which are available on the SEC’s website at www.sec.gov. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Forward-looking statements speak only as of the date on which such statements are made, and other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.

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